Exhibit 23.1 Consent of Independent Registered Public Accounting Firm – Ramirez Jimenez International CPAs

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-134889 and Registration 333-237650) of Taitron Components Incorporated of our report dated March 31, 2022, appearing in the Annual Report on Form 10-K of Taitron Components Incorporated for the years ended December 31, 2021 and 2020.

/s/ Ramirez Jimenez International CPAs

Irvine, California

March 31, 2022